EXHIBIT C - Form of Exchange Agent Agreement


Date: October 18, 2005


UMB Bank, N.A., as Exchange Agent
P.O. Box 410064
Kansas City, MO 64141-0064

Attention:  Nancy L. Hoffman


RE:  Stock Split by The American Education Corporation

Ladies and Gentlemen:

          Pursuant to an Amendment to the Certificate of Incorporation of the American Education Corporation (the "Company"), the Company will effect (1) a 1-for-2,000 reverse split of its common stock whereby each 2,000 outstanding shares of common stock will be converted into one whole share, and in lieu of the Company issuing fractional shares resulting from the reverse split to Stockholders of less than 2,000 pre-reverse split shares, the Company will pay cash equal to $1,000 multiplied by the fractional share which would otherwise be held by such stockholder (the "Reverse Split"), followed immediately by (2) a 100-for-1 forward split for those stockholders who hold at least one whole share of Company common stock after the Reverse Split (The "Forward Split"), with stockholders who would be entitled to receive a fractional share of our common stock in connection with the Forward Split receiving in lieu of such fractional share cash equal to $10.00 multiplied by such fractional share (collectively, the "Transaction"). The Transaction contemplates the use of an Exchange Agent (a) to notify the shareholders of the Company that they may proceed to surrender their shares and as to the process for such surrender, (b) to accept the surrender of such shares, and (c) to issue new share certificates representing the shares owned after the Transaction and checks for payments made in lieu of any fractional shares on behalf of the Company.

          The effective date of the Transaction is the date the Certificate of Change to amend the Certificate of Incorporation is filed with the Secretary of State of the State of Nevada (the "Effective Date").

          In connection with your appointment as Exchange Agent, you are authorized and instructed as follows:

     1. As soon as reasonably practicable after the Effective Date, the Exchange Agent shall mail to each owner of shares of record at the close of business on the business day immediately preceding the Effective Date a Letter of Transmittal in the form attached hereto as Exhibit A. For the purpose of such mailing, the identities and addresses of such owners of shares shall be established by a shareholders list and address labels to be acquired from UMB Bank, N.A., as the transfer agent. UMB Bank, N.A. shall cause such shareholders list and address labels to be provided to Exchange Agent for use in the mailing.

     2. Upon receipt by Exchange Agent of a certificate(s) representing shares, together with a Letter of Transmittal, which in a sole judgement of Exchange Agent (subject to the right of the Company to waive defects or irregularities) has been properly completed, and other required documents, Exchange Agent will cause to be issued a certificate representing the shares owned after the Transaction and a check for any fractional shares payable upon either the Reverse Split or the Forward Split (to be paid only to the extent of immediately available funds provided by the Company), to the surrendering stockholder at the rates set forth in the first paragraph above, subject to the terms presented in this letter and in the Letter of Transmittal. For the purpose of making any such payment, the Company shall deposit with Exchange Agent, from time to time as necessary, in advance, sufficient monies to permit all payments anticipated by this Paragraph 2 to be made. These monies will be held by the Exchange Agent in a segregated trust account, the principal of which is held for the benefit of holders of common stock of the Company who are entitled to cash payments in lieu of fractional shares. UMB shall be entitled to keep all sweep fees, shareholder servicing fees or similar fees charged by UMB on this account or received by mutual funds into which
the funds are invested.   To the extent that Exchange Agent does not have
sufficient funds available to make payments for fractional shares on any business day, Exchange Agent shall fax a notice of deficiency to Company. Company shall wire to Exchange Agent sufficient funds to cover all such checks by no later than 12:00 p.m. Central Time on the second business day following notification of deficiency by Exchange Agent. In the event Company fails to wire sufficient funds to Exchange Agent by 12:00 p.m. Central Time on the second business day following notice of deficiency, Exchange Agent shall have the right to immediately terminate this agreement upon written notice to Company.

     3. Exchange Agent will keep such records as are reasonably necessary to document the receipt and processing of shares and Letters of Transmittal surrendered to the Exchange Agent.

     4. Exchange Agent shall retain shares, Letter of Transmittal, and related documents, properly surrendered to it until the Termination Date, as hereinafter defined, and following said Termination Date shall deliver such shares, Letters of Transmittal and other items to the Company.

     5. Exchange Agent shall prepare and distribute any necessary 1099 information forms and shall perform any necessary backup withholding.

     6.   The Exchange Agent:

          (a) shall have no obligation to make payment for any fractional shares unless the Company shall have deposited with to the Exchange Agent fully collected funds sufficient to pay in full all amounts due and payable with respect thereto;

          (b) shall have no duties or obligations other than those specifically set forth in this letter, or as may be subsequently agreed to by the Exchange Agent and the Company;

          (c) shall have no responsibility as to the validity, sufficiency, value, enforceability or genuineness of the Transaction, the shares or any certificates therefor;

          (d) may rely upon and shall be fully protected in relying and acting upon any certificate, instrument, opinion, notice, letter, facsimile transmission, telex, telegram, stockholder list, mailing label or other instrument, or any security delivered to Exchange Agent and reasonably believed by Exchange Agent to be genuine and to have been signed or initiated by the proper party or parties;

          (e) may rely and shall be fully protected in relying and acting upon written or oral instructions of the Company with respect to any matter (including incomplete or defective surrender of Letters of Transmittal or shares) relating to service as Exchange Agent, which instruction may be issued by Jeffrey E. Butler or Neil Johnson;

          (f) may consult with and act upon an opinion of legal counsel satisfactory to the Exchange Agent and shall not be responsible for any action taken or omitted to be taken in reliance upon such opinion; and

          (g) shall be indemnified and held harmless by the Company from and against any loss, fee, cost, expense, damage, liability or other claim reasonably incurred by the Exchange Agent and arising out of its service hereunder and not arising from the gross negligence or willful misconduct of the Exchange Agent.

          7. The Company will pay the Exchange Agent compensation for services as set forth on the fee schedule attached hereto as Exhibit B.

          8. The exchange agency created hereby shall terminate on the Termination Date, which shall be October 18, 2006. On or promptly after the Termination Date, or upon termination as described in Paragraph 2, Exchange Agent shall deliver to the Company any amounts held by it for payment for fractional shares and such items as are specified by Paragraph 4 hereof. Thereupon, Exchange Agent shall have no further duty to accept surrender of Letters of Transmittal or shares or to make payments with respect thereto and Exchange Agent shall be released from any further obligation hereunder.

Very truly yours,



By  /s/ Neil R. Johnson
Title  Chief Financial Officer


          UMB Bank, N.A., hereby agrees to accept appointment as Exchange Agent and to act in accordance with the foregoing letter.

UMB BANK, N.A.


By
Title
Date




Exhibit A
                              LETTER OF TRANSMITTAL
                   For Shares of Common Stock, $.025 par value
                                       of
                       The American Education Corporation
      This Letter of Transmittal should be completed, signed and submitted, together with the certificate(s) representing your shares of
              The American Education Corporation Common Stock, to:

                                 UMB Bank, n.a.

By hand: UMB Bank, n.a.          By courier: UMB Bank, n.a.       By mail: UMB Bank, n.a.
  Securities Transfer Division     Securities Transfer Division     Securities Transfer Division
  928 Grand Blvd.                  928 Grand Blvd.                  P.O. Box 410064
  Kansas City, MO 64106            Kansas City, MO 64106            Kansas City, MO 64141-0064

Ladies and Gentlemen:

     Pursuant to (1) a reverse split of the American Education Corporation (the "Company") common stock whereby each 2,000 outstanding shares of common stock will be converted into one whole share, and in lieu of us issuing fractional shares resulting from the combination, the Company will pay cash equal to $1,000 multiplied by the fractional share which would otherwise be held by a stockholder who has less than 2,000 pre-reverse split shares (the "Reverse Split"), followed immediately by (2) a 100-for-1 forward split for those stockholders who hold at least one whole share of Company common stock after the Reverse Split (the "Forward Split"), with stockholders who would be entitled to receive a fractional share of our common stock in connection with the Forward Split receiving in lieu of such fractional share cash equal to $10.00 multiplied by such fractional share (collectively, the "Transaction"), the undersigned hereby encloses herewith and surrenders to UMB Bank, n.a. the following described certificate(s) (the "Certificate(s)") representing pre-Transaction shares of the Company Common Stock (the "Old Shares").

--------------------------------------------------------------------------------
                     DESCRIPTION OF CERTIFICATE(S) SUBMITTED
           (If the space provided below is inadequate, the Certificate number(s) and number of Shares should be listed on a
                  separate schedule signed and affixed hereto.)
-------------------------------------- ---------------------- ------------------
                                                              Number of Shares
                                            Certificate        Represented by
Name and Address of Registered Holder          Number            Certificate
------------------------------------------------------------- ------------------

                                       ---------------------- ------------------
                                       ---------------------- ------------------

                                       ---------------------- ------------------
                                       ---------------------- ------------------

                                       ---------------------- ------------------
                                       ---------------------- ------------------

                                       ---------------------- ------------------
                                       ---------------------- ------------------
                                       Total Shares

                                       ---------------------- ------------------
--------------------------------------------------------------------------------
NOTE: If the name or address indicated on the label above is not correct, please make any necessary changes.
--------------------------------------------------------------------------------

     The undersigned hereby surrenders the Certificates representing the Old Shares in exchange for (i) a certificate or certificates representing post-Transaction shares (the "New Shares") of the Company Common Stock, and (ii) a cash payment for any fractional shares (the "Fractional Share Payment"), each calculated as set forth in the first paragraph above.

     You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated above (unless otherwise instructed in the following boxes) (i) a certificate or certificates representing New Shares, and
(ii) funds to which the undersigned is entitled as a result of the Transaction.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF) AND ALL OTHER DOCUMENTS AND INSTRUMENTS REQUIRED HEREBY SHOULD BE MAILED OR DELIVERED TO UMB BANK, N.A. AT ONE OF THE ADDRESSES SET FORTH ABOVE.

--------------------------------------   ---------------------------------------
         SPECIAL REGISTRATION
       AND PAYMENT INSTRUCTIONS               SPECIAL DELIVERY INSTRUCTIONS

COMPLETE    ONLY    if    the    stock   COMPLETE ONLY if delivery of the stock
certificate(s)  evidencing the Company   certificate(s)  evidencing the Company
Common Stock  is/are to be  registered   Common  Stock  or a  Fractional  Share
in a  name,  or the  Fractional  Share   Payment  is to  be made OTHER than  to
Payment check is to be made payable to   the   address(es)  of  the  registered
a name,  OTHER than the name(s) of the   holder(s) appearing under "DESCRIPTION
registered  holder(s)  appearing under   OF  CERTIFICATES  SUBMITTED" on page 1
"DESCRIPTION      OF      CERTIFICATES   or, if the box immediately to the left
SUBMITTED" on page 1.                    of this box is filled  in,  OTHER than
                                         to the address appearing therein.

Issue  stock  certificate  to or  make   Mail stock  certificate  or Fractional
check payable to:                        Share Payment to:
(See instruction 4):
                                         Name _________________________________
Name _________________________________   ______________________________________
______________________________________   Address: _____________________________
Address: _____________________________   ______________________________________
______________________________________             (Please Print)
        (Please Print)

______________________________________
           (Signature)
Signature(s) guaranteed by an Eligible
Guarantor Institution:
(See Instruction 4)

Authorized Signature _________________

Name of Firm _________________________

--------------------------------------   ---------------------------------------

     Please provide your Taxpayer Identification Number (or the Taxpayer Identification Number of the person named in the "SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS" box above) in the Substitute Form W-9 below and certify (or have the person named in the "SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS" box above certify) by signing and dating below. For most individual taxpayers, the Taxpayer Identification Number is such person's Social Security Number.

------------------------------- ---------------------------------------- -----------------------------
SUBSTITUTE                      Part I-PLEASE PROVIDE YOUR TIN IN THE     ___________________________
Form W-9                        BOX AT RIGHT AND CERTIFY BY SIGNING AND     Social Security Number
Department of the Treasury      DATING BELOW:
Internal Revenue Service                                                  OR ________________________
                                                                             Employer Identification
Payor's Request for Taxpayer                                                     Number
Identification Number ("TIN")
                                                                          (If awaiting TIN write
                                                                              "Applied For")
------------------------------- ----------------------------------------------------------------------
                                Part II-For Payees NOT subject to backup withholding, see the enclosed
                                "Guidelines  for  Certification of  Taxpayer  Identification Number on
                                Substitute Form W-9" and complete as instructed therein.
------------------------------- ----------------------------------------------------------------------
CERTIFICATION-Under penalties of perjury, I certify that:
(1)  The number shown on this form is my correct taxpayer identification number
     (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because either (a) I am exempt from backup withholding, (b)I have not been notified by the Internal Revenue
     Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions-You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed guidelines.) The Internal Revenue Service does not require your consent to any provision of this document other than the certificate required to avoid backup withholding.

-------------------------------------------------------------------------------------------------------
Signature: ________________________________________________   Date:____________________________________
-------------------------------------------------------------------------------------------------------

     The undersigned hereby warrants that the undersigned has full power and authority to submit, sell, assign and transfer the Old Shares evidenced by the Certificate(s) described above, and that the Old Shares are free and clear of all liens, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the transfer of the Old Shares evidenced by the Certificate(s).

     All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, representatives, successors and assigns of the undersigned.

--------------------------------------------------------------------------------
                                                          SIGN HERE
Dated ___________________________
_________________________________      _________________________________________
  City and State where signed


                                       _________________________________________
_________________________________      Signature(s) of Stockholder(s) or Agent(s)
Telephone number (including            (Exactly as reflected on the Certificate(s).
area code)                             If signature is by trustee, executor,
                                       administrator, guardian, attorney-in-fact,
                                       officer for a corporation acting in a
                                       fiduciary or representative capacity, or
                                       other person, please set forth title.)
                                       (See Instruction 3.)
--------------------------------------------------------------------------------

                                  INSTRUCTIONS:

A. DELIVERY OF LETTERS OF TRANSMITTAL AND CERTIFICATES; MAILING OF NEW CERTIFICATE(S).

     The method of delivery of this Letter of Transmittal and the Certificate(s) to UMB Bank, n.a. is at your option and risk, but, if sent by mail, registered mail is suggested.

     The stock certificate(s) for the New Shares of the Company Common Stock and any Fractional Share Payment will be mailed by UMB Bank, n.a. as soon as practicable after the effective date of the reverse stock split and after receipt of a properly executed Letter of Transmittal together with the Certificate(s).

B.   SIGNATURE(S); CERTIFICATE(S) IN DIFFERENT NAME(S).

     1. The signature (or signatures, in the case of Certificate(s) owned by two or more holders) on this Letter of Transmittal should correspond exactly with the name(s) of the registered holder(s) as written on the face of the Certificate(s) unless such Certificate(s) has been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificate(s).

     2. The Certificate(s) need not be endorsed or accompanied by any instrument of assignment or transfer other than this Letter of Transmittal, if registered in the name of the person(s) signing this Letter of Transmittal as long as the new certificate(s) for the Company Common Stock is/are to be issued to such person(s).

     3. If this Letter of Transmittal is signed or if the endorsement on any Certificate(s) is executed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing this Letter of Transmittal or executing the endorsement must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with any Certificate(s).

     4. If the new certificate is to be in the name(s) of a person or persons, or the Fractional Share Payment is to be made payable to a person or persons, other than the person(s) in whose name(s) the Old Shares are registered, the signature(s) of the person(s) signing this Letter of Transmittal must be guaranteed in the "Special Registration and Payment Instructions" box by an Eligible Guarantor Institution (as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934 (12 CFR 240.17Ad-15)) in the space provided.

     5. The person(s) in whose name(s) the certificate(s) evidencing New Shares is/are to be issued must supply his, her or its Taxpayer Identification Number and provide the certification contained in the "TAXPAYER IDENTIFICATION NUMBER" box on page 3 of this Letter of Transmittal. Failure to furnish the Taxpayer Identification Number and the certification will result in backup withholding on payments due, if any, to the holder.

     6. If you have any questions about the surrender of your Certificate(s) or completion of this Letter of Transmittal, please contact UMB Bank, n.a. at (800) 884-4225.

     7. If a holder wishes to receive multiple stock certificates for New Shares (for example, to simplify substantiation of the tax basis of the New Shares) such holder should attach to this Letter of Transmittal written instructions indicating the number of Company stock certificates desired and the number of shares of Company Common Stock to be represented by each Company stock certificate. All reasonable requests, as determined by the Company in its discretion, will be honored.

C.   MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES.

If a Certificate(s) has been mutilated, lost, stolen or destroyed, you should contact UMB Bank, n.a. at (800) 884-4225 for further instructions as to obtaining a surety bond that may be required before delivery of the certificate(s) evidencing the Company Common Stock or any Fractional Share Payment.